Ankura Consulting Group, LLC's Consent	EXHIBIT 23.3

DowDuPont Inc.:

Ankura Consulting Group, LLC ("Ankura") hereby consents to the use of Ankura's name and the reference to Ankura's reports in this Annual Report on Form 10-K of DowDuPont Inc. for the year ended December 31, 2018, and the incorporation by reference thereof in the following Registration Statements of DowDuPont Inc.:

Form S-3:

Nos.	333-227202

Form S-8:

Nos.	333-220324
333-220330

/s/ B. THOMAS FLORENCE
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
February 11, 2019

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